UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 17, 2014  (January 13, 2014)

CHAPARRAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-134748	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (405) 478-8770

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On January 13, 2014, CHK Energy Holdings Inc. (“CHK”) sold all of its interest in Chaparral Energy, Inc. (the “Company”) (the “Sale”).  In connection with the Sale, that certain Stockholders’ Agreement dated as of April 12, 2010, by and among the Company, CHK, CCMP Capital Investors II (AV-2), L.P., CMP Energy I LTD., CCMP Capital Investors (Cayman) II, L.P., Altoma Energy GP and Fischer Investments, L.L.C. was amended and restated to provide for certain rights and preferences initially held by CHK to be held by the purchaser of CHK’s interest in the Company.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2014, as a result of CHK divesting of its interest in the Company, Domenic J. Dell'Osso resigned from the Company’s board of directors.  By agreement, the right to designate a new director was granted to Mark A. Fischer, the Company’s founder, CEO and Chairman of the Board.  A new director has not yet been appointed.

On January 17, 2014, the Company issued a press release, a copy of which is attached hereto, announcing that K. Earl Reynolds, the Company’s Chief Operating Officer and Executive Vice President, was appointed President and Chief Operating Officer of the Company effective January 1, 2014.

Mr. Reynolds, age 53, joined the Company in February 2011. From 2000 through 2010, Mr. Reynolds was actively involved in international operations and strategic planning for Devon Energy, with his last position as Senior Vice President—Strategic Development.  Prior to Devon Energy, Mr. Reynolds’ career included several key leadership roles in domestic and international operations with companies such as Burlington Resources and Mobil Oil. He has served on the board of directors for several non-profit organizations in Houston and Oklahoma City and is currently a Board member of the OIPA in Oklahoma City.  Mr. Reynolds holds a Master of Science degree in Petroleum Engineering from the University of Houston and a Bachelor of Science degree in Petroleum Engineering from Mississippi State University.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated January 17, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 17, 2014	CHAPARRAL ENERGY, INC.

	By:	JOSEPH O. EVANS
	Name:	Joseph O. Evans
	Title:	Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description	Method of Filing

99.1	Press Release dated January 17, 2014	Filed herewith electronically